Exhibit 10.6

DIODES ZETEX PENSION SCHEME INFORMATION

PROTOCOL

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THIS DEED is made on                     2012.

BETWEEN:

(1)	DIODES INCORPORATED of 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 USA (the Parent Company);

(2)	DIODES ZETEX SEMICONDUCTORS LIMITED (registered number 02387949) whose registered office is at Zetex Technology Park, Chadderton, Oldham, OL9 9LL (Diodes Zetex Semiconductors Limited);

(3)	DIODES ZETEX LIMITED of Zetex Technology Park, Chadderton, Oldham, OL9 9LL (Registered No 01378777) (Diodes Zetex Limited); and

(4)	JOHN ROBERT EARNSHAW of 89 Dalebrook Road, Brooklands, Sale, Cheshire, M33 3LB, HR TRUSTEES LIMITED (No. 745598) whose registered office is at Sutherland House, Russell Way, Crawley, West Sussex, RH10 1UH and IAN SMITH of 27 Selsey Avenue, Sale, Cheshire, M33 4RN as trustees of the Diodes Zetex Pension Scheme (the Trustees).

BACKGROUND:

This deed is intended to make provision for the sharing with the Trustees, as the trustees of the Diodes Zetex Pension Scheme (the Scheme), of information relating to Diodes Zetex Limited (registered number 01378777) and Diodes Zetex Semiconductors Limited (registered number 02387949) (each a Company and together the Companies) and their parent and subsidiary undertakings from time-to-time (together, the Group) relevant to the Scheme.

OPERATIVE PROVISIONS:

1.	INTERPRETATION

1.1	The headings in this deed do not affect its interpretation.

1.2	In this deed, any reference to an enactment (which includes any legislation in any jurisdiction) includes:

(a)	that enactment as amended, extended or applied by or under any other enactment (before, on or after the date of this deed);

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation (including regulations) made (before, on or after the date of this deed) under that enactment, including (where applicable) that enactment as amended, extended or applied as described here, or under any enactment which it re-enacts as described here.

1.3	In this deed, any reference to any rule, regulation, instrument or handbook includes that rule, regulation, instrument or handbook as amended, extended or replaced before, on or after the date of this deed.

1.4	In this deed:

(a)	words denoting persons include bodies corporate;

(b)	the words including and include will mean including without limitation and include without limitation, respectively; and

(c)	any reference to discretion will mean absolute discretion.

1.5	In this deed:

acting in concert has the meaning given to it in the City Code on Takeovers and Mergers;

business day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

Capital Reduction Events means any events which may result in a material reduction of the overall assets of a Company which could be available to fund a deficit in the Scheme;

Change of Control means any person or group of persons acting in concert to gain control of a Company;

CJA means the Criminal Justice Act 1993;

control has the meaning given to it in sections 450 and 451 of the Corporation Tax Act 2010;

Control Structure Events means events which may result in a Change of Control of a Company including change in its parent company or in its group structure;

Executive means the Chief Executive Officer, Chief Financial Officer, and each other executive director of the Parent Company;

Financial Presentation means any formal presentation to be made by the Parent Company to investors or shareholders filed by it with the United States Securities and Exchange Commission;

FSA means the Financial Services Authority;

FSA Handbook means the FSA’s Handbook of rules and guidance (including the Listing, Prospectus and Disclosure Rules) issued by the FSA;

FSMA means the Financial Services and Markets Act 2000;

Information-Sharing Meeting means a meeting held pursuant to clause 2.3;

Other Events means events which are reasonably likely to materially affect the priority of funds or level of funds available to meet the liabilities of the Scheme, for example changes in the financial status of other pension arrangements of the Companies; and

Priority Events means events which are reasonably likely to result in a material change in the level of security given to creditors, with the effect that the Scheme may be/become more likely to receive a reduced payment in the event of insolvency.

2.	INFORMATION DISCLOSURE PROVISIONS

2.1	Internal management accounts

The Parent Company confirms that the Companies prepare monthly internal management accounts and conduct their affairs with reference to these.

2.2	Provision of financial statements

The Parent Company and each Company agree that between them they will supply to the Trustees on an ongoing basis:

(a)	a copy of the audited accounts of the Companies and the audited consolidated accounts of the Group for the preceding financial year immediately after these are signed by the directors and auditors; and

(b)	quarterly written or oral updates and prospective views on the Companies’ business including:

(i)	actual receivables;

(ii)	expected changes in receivables;

(iii)	actual cash balances held;

(iv)	expected changes in cash balances held;

(v)	actual dividend payments;

(vi)	expected changes in dividend payments;

(vii)	management accounts;

(viii)	business forecasts where such forecasts have been prepared by the Parent Company and each Company;

(ix)	Capital Reduction Events, Priority Events and Other Events;

(x)	Control Structure Events; and

(xi)	the Companies’ balance sheets and other information relating to the Companies where this impacts on any of the above.

2.3	Disclosure equivalent to presentations and notifications

(a)	The Parent Company will inform the Trustees of any Financial Presentation made and direct the Trustees on how to view any filing made with the United States Securities and Exchange Commission in relation to the Financial Presentation. Then, if requested by the Trustees, the Parent Company will hold an Information-Sharing Meeting within 60 business days after the Financial Presentation. At any Information-Sharing Meeting:

(i)	the Parent Company will be represented by a member of the Group’s senior management (which, for the avoidance of doubt, will not necessarily mean a member of the Executive);

(ii)	the Parent Company will, if so required by the Trustees, provide to the Trustees a presentation having substantially the same content as the most recent Financial Presentation; and

(iii)	the Parent Company will make provision for a question-and-answer session during which the Parent Company will provide such other information (to the extent provided at the most recent Financial Presentation) the Trustee may reasonably request.

2.4	Public announcements

The Parent Company and each Company agree that between them they will provide to the Trustees a copy of every material announcement made by a Company to any Regulated Information Service (RIS) for FSA purposes, to the extent reasonably practicable, on the same day as such announcement is provided to that RIS (or in any event by the end of the next following business day).

2.5	Material changes

(a)	To the extent that anything provided to the Trustees under clause 2.2(b) changes materially between the quarterly updates, the Parent Company and each Company agree that between them they will advise the Trustees of material Priority Events, Capital Reduction Events, Control Structure Events and Other Events as soon as they becomes aware of the change or of any proposal to carry out any such events.

(b)	The Parent Company and each Company agree that between them they will promptly (and, where applicable, not later than notifying the Pensions Regulator) give the Trustees notice of any notifiable event for the purposes of the Pensions Act 2004 and of any event which has or is likely to have a materially detrimental effect on the covenant of a Company, state whether it proposes to apply to the Pensions Regulator for clearance in relation to that event and inform the Trustees of any steps which have been taken or are proposed to be taken to mitigate the effects of the event on the covenant of the Company in relation to the Scheme.

2.6	Other Information

The Parent Company and each Company agree that between them they will promptly provide the Trustees with access to such other material information as the Trustees will reasonably request in order to:

(a)	assess the suitability of the statement of investment principles in relation to the Scheme from time to time; and

(b)	monitor the covenant of the Companies.

2.7	Periodic Review

The terms of this clause 2 will be reviewed before each actuarial valuation of the Scheme for the purposes of Part 3 of the Pensions Act 2004 has been obtained. However, for the avoidance of doubt, the failure to conduct or act on such review will not invalidate the effectiveness of this clause 2.

2.8	Comfort as to compliance with covenants

The Parent Company and each Company agree that between them they will inform the Trustees of any material breach of a banking covenant by a Company when the bank in question is informed of such breach, including details of the nature and cause of that breach of covenant along with details of the actions that are being taken to remedy any such breach.

3.	SENSITIVE INFORMATION

Notwithstanding any of the other provisions of this deed, the Parent Company and the Companies will not be obliged to disclose any information to the Trustees to the extent that such disclosure:

(a)	would constitute a breach of any applicable law, regulation or legal obligation or the rules of any regulatory authority to which the Parent Company or any member of the Group is subject from time-to-time, including (without limitation):

(i)	any provision of the FSA Handbook, including (without limitation) the Disclosure Rules and Transparency Rules;

(ii)	the market abuse regime constituted by Part VIII of FSMA;

(iii)	the insider dealing regime in Part V of the CJA; and

(iv)	any third-party confidentiality obligation to which the Parent Company or any member of the Group is subject; or

(b)	would result in the loss by the Parent Company (or any member of the Group) of, or the impairment of, any legal privilege relating to any information.

4.	GENERAL

4.1	The provision to the Trustees of any information of any type not specifically mentioned in this deed (whether or not at any meeting) will not give rise to any implication or implied undertaking that any other information of that type (or any other type) will be disclosed on any subsequent occasion.

4.2	Any notice or information to be given under this deed:

(a)	(in the case of any such notice or information to be given to the Parent Company or either of the Companies) will be issued using the appropriate contact details as set out in clause 7.1; and

(b)	(in the case of any such notice or information to be given to the Trustees) other than any information to be provided at an Information-Sharing Meeting, will be provided to the Chairman from time-to-time of the Trustees on behalf of the Trustees and issued using the appropriate contact details as set out in clause 7.2.

4.3	The Parent Company, each Company and the Trustees will not make any announcement concerning this deed and they will (and the Trustees will procure that its directors and advisers will) keep this deed confidential.

4.4	Clause 4.3 will not apply to the extent required by any law, court or regulatory authority or as required in relation to the enforcement of any of the provisions of this deed in any legal process. The Parent Company, each Company and the Trustees agree that information disclosed by them in accordance with this clause 4.4 is done so only to the extent required by such law, court or regulatory authority.

4.5	The rights of the Parent Company, each Company or the Trustees under this deed may be assigned or transferred with the prior written consent of the other. Except as provided in this clause 4.5, none of the rights or obligations under this deed may be assigned or transferred.

4.6	A person who is not a party to this deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

4.7	This deed may be amended by a deed entered into by the Parent Company, each Company and the Trustees, but not otherwise.

4.8	This deed may be executed in any number of counterparts, all of which, taken together, will constitute one and the same deed, and any party may enter into this deed by executing a counterpart.

5.	TERMINATION

Notwithstanding	any other provision of this deed, the parties agree that:

(a)	this deed will remain in force, subject to such amendments as the Parent Company, each Company and the Trustees will from time-to-time agree in writing, without limit in time, provided that this deed may, subject to sub-clause (b) below, be terminated:

(i)	at any time by either the Parent Company, either Company or the Trustees with the agreement in writing of the other (such agreement not to be unreasonably withheld or delayed); or

(ii)	either by the Parent Company or the Trustees on serving twelve months’ notice in writing to the Trustees or Parent Company (as appropriate) where the Parent Company or the Trustees consider (in their discretion) that it is no longer appropriate for the Deed to continue to operate, after which notice the Parent Company and the Trustees shall, in good faith, put in place alternative information sharing arrangements which they shall both agree to be appropriate (such agreement not to be unreasonably withheld or delayed); or

(iii)	immediately by the Parent Company or either Company in the event of a breach by the Trustees of any of its obligations under this deed or any other agreement relating to the Trustees’ duties to ensure the confidentiality of information relating to the Group; and

(b)	clauses 4 to 8 (inclusive) of this deed will continue to apply to the Parent Company, each Company and the Trustees in the event of the termination of this deed, notwithstanding such termination.

6.	WHOLE AGREEMENT

6.1	Without prejudice to the Trustees’ rights to information under the Scheme’s trust deed and rules and Regulation 6(1) of the Occupational Pension Schemes (Scheme Administration) Regulations 1996, this deed contains the whole agreement between the parties relating to the matters contemplated by this deed and supersedes all previous agreements, whether oral or in writing, between the parties relating to those matters.

6.2	Each party acknowledges that in agreeing to enter into this deed it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this deed) made by or on behalf of any other party before the entering into of this deed. Each party waives all rights and remedies which, but for this clause 6.2, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

6.3	Nothing in this clause 6 limits or excludes any liability for fraud.

7.	CONTACT DETAILS

7.1	The contact details of the Parent Company and the Companies are:

Diodes Zetex Limited:
Address:	Zetex Technology Park
Chadderton
Oldham
OL9 9LL
Fax number:	0161 622 4446
E-mail:	dave_benstead@eu.diodes.com
Attention:	Dave Benstead

Diodes Zetex Semiconductors Limited:

Address:	Zetex Technology Park
Chadderton
Oldham
OL9 9LL
Fax number:	0161 622 4446
E-mail:	dave_benstead@eu.diodes.com
Attention:	Dave Benstead

Diodes Incorporated:

Address:	4949 Hedgcoxe Road,
Suite 200,
Plano,
Texas 75024
USA
Fax number:	972-731-3510
E-mail:	Rick_White@diodes.com
Attention:	Rick White

7.2	The contact details of the Trustees are:

Address:	Barnett Waddingham
Chalfont Court
Hill Avenue
Amersham
Buckinghamshire
HP6 5BB
Fax number:	01494 788800
E-mail:	zetex@barnett-waddingham.co.uk
Attention:	Andrew Twells

8.	GOVERNING LAW AND JURISDICTION

8.1	This deed is governed by the law of England and Wales.

8.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed and the parties submit to the exclusive jurisdiction of the English courts.

AS EVIDENCE of their agreement to its terms, the parties have executed this as a deed.

SIGNATORIES

EXECUTED as a deed by	)
DIODES INCORPORATED	)
acting by	)

/s/ Keh-Shew Lu
Director

/s/ Rick Yeh
Witness signature

Witness name

Witness address

EXECUTED as a deed by	)
DIODES ZETEX SEMICONDUCTORS LIMITED	)
acting by	)

/s/ Richard Dallas White
Director

/s/ Rick Yeh
Witness signature

Witness name

Witness address

EXECUTED as a deed by	)
DIODES ZETEX LIMITED	)
acting by	)

/s/ Richard Dallas White
Director

/s/ Rick Yeh
Witness signature

Witness name

Witness address

Trustees

/s/ John Robert Earnshaw

JOHN ROBERT EARNSHAW

as trustee of the Diodes Zetex Pension Scheme

/s/ Ian Smith

IAN SMITH

as trustee of the Diodes Zetex Pension Scheme

HR TRUSTEES LIMITED

as trustee of the Diodes Zetex Pension Scheme

/s/ Trustee

Director:

/s/ Trustee

Director/Secretary: